Exhibit 5.1

November 5, 2025

Vaxart, Inc.

170 Harbor Way, Suite 300

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel for Vaxart, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated November 4, 2025 (the “Prospectus Supplement”), to a registration statement (File No. 333-270671) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of 11,111,111 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to that certain Securities Purchase Agreement, dated November 4, 2025 (the “Purchase Agreement”), by and between the Company and the purchaser signatory thereto. A copy of the Purchase Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as amended and/or restated to date and as currently in effect (the “Certificate of Incorporation”), (ii) the Company’s Bylaws as amended and/or restated to date and as currently in effect (the “Bylaws”), (iii) the Registration Statement and the Prospectus Supplement, (iv) the Purchase Agreement, and (v) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver, and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are valid, binding, and enforceable obligations of such parties. As to certain questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid, and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) (the “DGCL”) and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

November 5, 2025

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP